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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-91823) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 996,153 shares of its common stock and to the incorporation by reference therein of our report dated March 16, 1999 (except for Note 1c, as to which the date is June 30, 1999), with respect to the financial statements of Telegate Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K dated November 22, 1999, filled with the Securities and Exchange
Commission.






                                                /s/ Kost Forer and Gabbay
                                          Certified Public Accountants (Israel)
                                         A Member of Ernst & Young International


Tel-Aviv, Israel
December 22, 1999